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                                                                  Exhibit 10.136
                                                                   Tiffany & Co.
                                PAYMENT GUARANTEE            Report on Form 10-K


THIS PAYMENT GUARANTEE (this "GUARANTEE"), dated as of September 30, 2003, is made by Tiffany & Co., a Delaware corporation (the "GUARANTOR"), for the benefit of the Holders (as defined below) from time to time of the Bonds (as defined below) of Tiffany & Co. Japan Inc., a Delaware corporation (the "ISSUER").

                                 R E C I T A L S

                  A. The Issuer is issuing on the date hereof Tiffany & Co. Japan Inc. Yen Bonds First Series (for Qualified Institutional Investors
Only) Guaranteed by Tiffany & Co. (the "BONDS") in the aggregate principal amount of Y15,000,000,000 and the Guarantor desires to issue this Guarantee for the benefit of the Holders as provided herein.

                  B. The Issuer is indirectly wholly owned by the Guarantor and Guarantor will benefit from the purchase by each Holder.

                  C. Guarantor desires hereby irrevocably and unconditionally to agree to the extent set forth herein to guarantee to the Holders the prompt and unconditional payment of the Payment Obligations (as defined below).

                  NOW, THEREFORE, in consideration of the purchase by each Holder, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee for the benefit of the Holders.

         1.       DEFINITIONS AND INTERPRETATION.

                  (a) Definitions. The terms set forth below shall, unless the context otherwise requires, have the following meanings.

                  "HOLDER" shall mean any holder from time to time of any Bonds of the Issuer and/or any interest coupons appertaining thereto.

                  "PAYMENT OBLIGATIONS" shall mean the principal of and interest on the Bonds and all other amounts payable to the Holders under the conditions of bonds (shasai no yoko) in relation to the Bonds (the "CONDITIONS OF BONDS").

                  (b) Singular and Plural. Words used in this Guarantee in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The

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definitions of words in the singular in this Guarantee shall apply to such words when used in the plural where the context so permits and vice versa.

                  (c) Sections and Headings. Unless the context requires otherwise, any references in this Guarantee to paragraphs, sections or recitals shall be deemed to refer to the paragraphs, sections and recitals to this Guarantee. Section headings to this Guarantee are for convenience only and shall not be used to interpret any provision of this Guarantee.

         2. GUARANTEE OF OBLIGATIONS. Guarantor hereby irrevocably and unconditionally guarantees to pay in full to the Holders the Payment Obligations, as and when the same shall be due (except to the extent paid by the Issuer), regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert. The Guarantor's obligation to make a Payment Obligation may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer or any other controlled subsidiary of Guarantor to pay such amounts to the Holders.

         3. NATURE OF GUARANTEE. This Guarantee is an irrevocable, absolute and continuing guarantee of payment and not a guarantee of collection. The obligations of Guarantor under this Guarantee are independent of the obligations of the Issuer with respect to the Bonds and the Guarantor shall be liable as principal and sole debtor hereunder to make the Payment Obligations pursuant to the terms of this Guarantee, and a separate action or actions may be brought and prosecuted against Guarantor to enforce this Guarantee, irrespective of whether any action is brought against the Issuer.

         4. WAIVERS. The Guarantor hereby further waives for the benefit of the Holders:

                  (a) any right to require Holders to proceed against the Issuer or any other person or entity before proceeding against the Guarantor;

                  (b) any defense based on any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other aspects more burdensome than that of a principal;

                  (c) any defense based upon the errors or omissions of Holders to enforce, assert or exercise any right, privilege, power or remedy under the terms of the Bonds; and

                  (d) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by any principles or provisions of law, statutory or otherwise, which limit the liability of or exonerate the Guarantor or sureties, or which may conflict with the terms of this Guarantee.

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         5.       SUBROGATION. The Guarantor shall be subrogated to all rights
(if any) of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Guarantee and shall have the right to waive payment of any amount of the Payment Obligations in respect of which payment has been made to the Holders by the Guarantor pursuant to Section 2; provided, however, that the Guarantor shall not (except to the extent required by law) exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of a payment under this Guarantee unless and until the Payment Obligations have been paid in full.

         6. REPRESENTATIONS AND WARRANTIES OF GUARANTOR. The Guarantor makes the following representations and warranties as of the date hereof:

                  (a) The Guarantor is duly organized and validly existing as a corporation under the laws of the State of Delaware.

                  (b) The execution and delivery of this Guarantee by the Guarantor have been duly authorized by the Guarantor's Board of Directors, and this Guarantee constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally.

                  (c) The execution and delivery of the Guarantee by the Guarantor or the giving of the Guarantee by it will not conflict with, or result in a breach of, any of the terms or provisions of (or constitute a breach of or default under) laws or constitutive documents of the Guarantor or any agreement or undertaking whatever by which it is bound.

                  (d) The Guarantor is not involved in any litigation, arbitration or administrative proceedings which would have a material effect, if determined adversely, on the Guarantor's ability to perform and comply with its obligations under the Guarantee, nor, to the best of the Guarantor's knowledge, are any such proceedings pending or threatened against the Guarantor; nor, so far as the Guarantor is aware, do circumstances exist which are likely to lead to such proceedings.

                  (e) All necessary consents, notifications, authorizations and approvals of, and registrations and filings with any court, government department or other regulatory body or agencies required by the Guarantor for or in connection with the execution and delivery of, and compliance with the terms of the Guarantee have been obtained or made and remain in full force and effect.

                  (f) Neither the Guarantor, nor any affiliate (as defined in Rule 405 under the Securities Act) of it has engaged or will engage in any directed selling efforts (as defined in Regulation S under the Securities Act) with respect to the Bonds, and each

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of the foregoing persons has compiled and will comply with the offering restriction requirements of Regulation S under the Securities Act.

         7. EFFECT OF BANKRUPTCY. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, or any agreement, stipulation or settlement, Holders are compelled to rescind or restore any payment, or any part thereof, received by the Holders in satisfaction of the Payment Obligations, as set forth herein, any prior release or discharge from the terms of this Guarantee given to the Guarantor by the Holders shall be without effect, and this Guarantee shall remain in full force and effect to the extent permitted by applicable law. The Guarantor's obligations hereunder shall not be discharged except by the Guarantor's performance of such obligations and then only to the extent of such performance.

         8. TERMINATION OF GUARANTEE. This Guarantee is a continuing guarantee and shall remain in full force and effect until the Payment Obligations have been paid in full.

         9. SUCCESSORS AND ASSIGNS. This Guarantee and each of the Guarantor's obligations hereunder shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Holders.

         10.      MISCELLANEOUS.

                  (a) Notices. Any notice required or permitted to be given under this Guarantee to the Guarantor shall be in writing and either shall be
(a) mailed by certified mail, postage prepaid, return receipt requested, (b) sent by overnight air courier service, (c) personally delivered to a representative of the Guarantor, (d) sent by facsimile (provided an identical notice to any such notice other than one delivered by e-mail pursuant to clause
(e) of this Section is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section), or (e) sent by e-mail (provided an identical notice is also sent simultaneously by facsimile, mail, overnight courier, or personal delivery as otherwise provided in this Section). Each notice required to be given hereunder to the Guarantor shall be given to the following address, facsimile numbers or e-mail addresses as applicable

                Tiffany & Co.
                15 Sylvan Way,
                Parsippany, New Jersey 07054-3893
                Attention: Vice President - Treasurer
                Tel: (973) 254-7651
                Fax: (973) 254-7645
                Email:mconnolly@tiffany.com

                And

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                Tiffany & Co.
                600 Madison Avenue
                New York, New York 10022
                Attention: Senior Vice President - General Counsel and Secretary
                Tel: (212) 230-5320
                Fax: (212) 230-5324
                Email:pdorsey@tiffany.com

                  Any notice required or permitted to be given under this Guarantee to the Holders shall be given by the Guarantor in the same manner as notices sent by the Issuer to the Holders pursuant to the Condition of Bonds.

                  (b) English Language. If this Guarantee is translated into Japanese or any other language for the convenience of the parties or some of them, this English language version shall for all purposes be deemed to be the definitive and binding version hereof.

                  (c) Governing Law. THE PARTIES AGREE THAT THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

                  (d) Jurisdiction and Venue. THE PARTIES AGREE TO THE EXCLUSIVE JURISDICTION OF COURTS LOCATED IN THE STATE OF NEW YORK, UNITED STATES OF AMERICA, OVER ANY DISPUTES ARISING UNDER OR RELATING TO THIS GUARANTEE OR ENFORCEMENT OF THE GUARANTEE.

                  (e) Waiver of Jury Trial. THE PARTIES HERETO, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION), BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS GUARANTEE.

                  (f) Entire Agreement. This Guarantee replaces, supersedes and cancels all other previous and contemporaneous arrangements, understandings, representations or contracts between the parties hereto either oral or written with respect to the subject matter of this Guarantee. In the event a claim is made relating to any conflict, omission or ambiguity in this Guarantee, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Guarantee was prepared by or at the request of a particular party or its counsel.

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                  (g)      Invalid Provisions - Severability. If any provision
of this Guarantee is held to be illegal, invalid or unenforceable, such provision shall be fully severable; this Guarantee shall be construed and enforced as is if such illegal, invalid or unenforceable provision had never comprised a part hereof; the remaining provisions of this Guarantee shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Guarantee, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to be legal, valid or enforceable.

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                  IN WITNESS WHEREOF, the Guarantor has caused this Payment
Guarantee to be executed by its duly authorized signatory as of the date first above written.

         GUARANTOR:

         TIFFANY & CO.
         a Delaware corporation

         By: /s/ James N. Fernandez
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         Name: James N. Fernandez
         Its: Executive Vice President and Chief Financial Officer